Exhibit 16(a)(1)(v)

INSTRUCTION FORM

FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,

TRUST COMPANIES AND OTHER NOMINEES.

INSTRUCTIONS FOR TENDER OF SHARES

OF COMMON STOCK

OF AF FINANCIAL GROUP

Please tender to AF Financial Group (“AF Financial”) on (our) (my) behalf, the number of Shares indicated below, which are all of the Shares beneficially owned by (us) (me) and registered in your name, upon and subject to the terms and conditions contained in the Offer to Purchase of AF Financial dated January 15, 2008, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

The undersigned hereby instruct(s) you to tender to AF Financial the number of Shares indicated below, at the price of $20.00 net per Share, pursuant to the terms of and conditions set forth in the Offer to Purchase, dated January 15, 2008, and the Letter of Transmittal.

The aggregate number of Shares to be tendered by you for (us) (me):                      Shares.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT TENDERING SHAREHOLDERS USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

THE BOARD OF DIRECTORS OF AF FINANCIAL HAS UNANIMOUSLY APPROVED THE OFFER; NEITHER AF FINANCIAL NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY TENDERING SHAREHOLDERS AS TO WHETHER TO TENDER SHARES. DIRECTORS, OFFICERS AND EMPLOYEES OF AF FINANCIAL WHO OWN 99 OR FEWER SHARES MAY PARTICIPATE IN THIS OFFER ON THE SAME BASIS AS OUR OTHER SHAREHOLDERS EXCEPT THAT SHARES HELD IN ANY AF FINANCIAL EMPLOYEE BENEFIT PLAN ARE NOT ELIGIBLE TO PARTICIPATE IN THIS TENDER OFFER. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES.

PLEASE SIGN HERE

Signatures(s)

Name(s) (Please Print)

Address

Zip Code

Area Code and Telephone No.

Tax Identification or Social Security No.

My Account Number With You

Date

IMPORTANT: SHAREHOLDERS ARE ENCOURAGED TO COMPLETE AND RETURN THE ATTACHED SUBSTITUTE FORM W-9 WITH THEIR INSTRUCTION FORM.

IMPORTANT TAX INFORMATION

Under federal income tax law, a shareholder whose tendered Shares are accepted for payment is required to provide the depositary (as identified in the Offer to Purchase) with the shareholder’s correct TIN on Substitute Form W-9 below. If the shareholder is an individual, the TIN is his or her social security number. For businesses and other entities, the number is the employer identification number. If the Depositary is not provided with the correct taxpayer identification number or properly completed Form W-8, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to shares purchased pursuant to the Offer may be subject to backup withholding.

Certain shareholders, including, among others, all corporations and certain foreign individuals and entities, are not subject to these backup withholding and reporting requirements. In order for a noncorporate foreign shareholder to qualify as an exempt recipient, that shareholder must complete and sign a Form W-8, Certificate of Foreign Status, attesting to that shareholder’s exempt status. The Form W-8 can be obtained from the Depositary. Exempt shareholders, other than noncorporate foreign shareholders, should furnish their TIN, write “Exempt” on the face of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to us. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

If federal income tax backup withholding applies, the Depositary is required to withhold 30% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8

To avoid backup withholding on payments that are made to a shareholder with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify us of his or her correct TIN by completing the Substitute Form W-9 included in this Letter of Transmittal certifying that the TIN provided on Substitute Form W-9 is correct and that (1) the shareholder has not been notified by the Internal Revenue Service that he or she is subject to federal income tax backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the shareholder that he or she is no longer subject to federal income tax backup withholding. Foreign shareholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; provided, however, that backup withholding will not apply to foreign shareholders subject to 30%, or lower treaty rate, withholding on gross payments received pursuant to the Offer.

DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE

SUBSTITUTE FORM W-9: REQUEST FOR

TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

PAYER’S NAME: AF Financial Group

PART 1—PLEASE PROVIDE YOUR TAX IDENTIFICATION NUMBER (TIN) IN THE BOX BELOW AND CERTIFY BY SIGNING AND DATING BELOW.

Social Security Number:               -         -

or Employer Identification Number:          -

For payees exempt from backup withholding, please write “EXEMPT” here (see the enclosed Guidelines):

PART 2—CERTIFICATION—Under penalties of perjury, I certify that:

(1) the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me) and

(2) I am not subject to backup withholding either because (i) I am exempt from backup withholding, or (ii) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

PART 3—Awaiting TIN

INSTRUCTIONS—You must cross out Part 2 item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

SIGNATURE:

DATE:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING

TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 30% of all reportable payments made to me thereafter will be withheld until I provide a number.

SIGNATURE:	DATE: